TECHNICAL CONSULTANCY AGREEMENT

This TECHNICAL CONSULTANCY AGREEMENT (the “Agreement”), entered into as of June 11, 2007, between Benda Pharmaceutical, Inc. (“Benda”), a corporation organized under the laws of Delaware of the United States, and Huimin Zhang (the “Consultant”).

RECITALS

According to this TECHNICAL CONSULTANCY AGREEMENT, Benda and Consultant enter into this Agreement about the technical consultancy services to be provided by Consultant;

NOW, THEREFORE, in consideration of the two parties’ warranties and other valuable considerations acknowledged and received herein, and intending to be legally bound hereby, the two parties agree as follows:

1. Consultancy Services

Consultant shall render technical consultancy services to Benda with respect to its business.

2. Compensation

According to the two parties’ agreements, Benda shall, within three months after the effectiveness of this Agreement, issue 55,975 shares of its common stocks (“Share Consideration”) to Consultant in consideration of the consultancy services under Section 1 above. In case that Benda fails to provide the Share Compensation in time, Consultant may request Benda to provide total cash compensation of $201,510 concerning the above 55,975 shares of common stocks Consultant entitled to under this section at $3.6 per share, on or before December 31, 2007.

3. Lock-up

Consultant hereby undertakes that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Benda’s shares received by him under Section 2 of this Agreement, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Benda’s shares, whether any of these transactions are to be settled by delivery of any such Benda’s shares, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, for a period of 12 months from the date of issuance of such Benda’s shares.

4. Redemption Rights

Within 3 months from the last date of the above lock-up period, in the event that the public trading price of the shares of Benda did not reach $3.6 per share AND Benda was not listed in the capital market of NASDAQ or AMEX, Consultant shall have the option to ask Benda to redeem the total shares owned by Consultant under Section 2 of this Agreement at $3.6 per share. Such option shall be expired within one month from the last date of the three month period.

5. Confidential Information

“Confidential Information” refers to all oral or written information relating to Benda and Consultant, including but not limited to their names, addresses, telephone numbers, financial statements and any other relevant information. If the two parties cease cooperation or the disclosing party requires in writing, the receiving party shall return to the disclosing party all Confidential Information, i.e., all confidential information disclosed to the receiving party in files or other tangible forms, all copies, excerpts, records and statements of the Confidential Information, and all other written proprietary information of the disclosing party, including all other written information kept by the receiving party’s employees, agents or representatives. The receiving party and the above personnel shall observe the confidentiality requirement of this Agreement during the two years thereafter.

6. Amendment

This Agreement may be amended or modified in writing upon both parties’ consent.

7. Headings

The headings in this Agreement are for reference purpose only and shall not affect in any way the meanings or interpretation of this Agreement.

8. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware of the United States.

9. Parties

This Agreement may be executed in one or more counterparts. Each counterpart when executed shall be deemed as an original but all of which when taken together shall constitute one and the same agreement. Any executed agreement transmitted through fax is valid and binding, constituting an enforceable original.

10. Notice and Waiver

Any notice or waiver required or permitted by the two parities shall be made in writing.

IN WITNESS WHEREOF, the Agreement shall come into effect as of the date of its execution.

Benda Pharmaceutical, Inc.

By	Yiqing Wan
Title CEO
Date June 11, 2007

Consultant

/s/ Huimin Zhang
Name Huimin Zhang
Date June 11, 2007